Exhibit 99.1

New Fortress Energy Announces First Quarter 2019 Results

May 15, 2019

NEW YORK -- New Fortress Energy LLC (NASDAQ: NFE) (“New Fortress Energy” or the “Company”) today reported its financial results for the first quarter ending March 31, 2019.

Business Highlights
•	Commercial
o	Total Committed volumes of 2.5mm gallons per day (“GPD”) as of Q1 2019, an increase from 960k GPD in Q1 2018(1)
o	Total In Discussion volumes of 14.4mm GPD as of Q1 2019, an increase from 950k GPD in Q1 2018(2)
•	Development
o	NFE had 14 projects under development with total remaining project cost of ~$356mm, as of Q1 2019(3),(4)
o	Construction of the Old Harbour terminal in Jamaica is complete and first gas was delivered in March, with full ramp expected during Q2 2019(5)
o	NFE held a groundbreaking ceremony for the micro fuel handling facility in San Juan, Puerto Rico in March
•	Financial
o	Cash on hand, including restricted cash, as of March 31, 2019 was $417mm which, combined with expected cash flows from operations, is expected to fully fund all downstream Committed project costs(6)
o	During Q1 2019, NFE drew down the remaining available balance of our credit facility resulting in total debt outstanding at the end of the quarter of $499mm, excluding deferred financing costs

Financial Overview
•
Revenue for Q1 2019 increased vs. Q1 2018 due to added volumes sold through our Montego Bay facility to the Bogue power plant, as well as new commercial and industrial consumer contracts coming online(7)

•	Cost of goods sold was higher due to LNG costs associated with a spot market cargo purchase that was largely consumed during Q1 2019
•	Operation and Maintenance cost was higher during Q1 2019 due to a non-cash charge incurred associated with straight-lining our FSRU bareboat charter
•
SG&A for Q1 2019 was higher than Q1 2018 largely due to increased costs associated with headcount, new customer screening, transaction costs, and professional fees, as well as non-cash compensation expense

(in millions, except Average Volumes)	Q1 2018	Q1 2019
Revenues	$25.7	$30.0
Net Income/(Loss)	$(10.9)	$(60.3)
Operating Margin*	$3.1	$(7.9)
Average Volumes (k GPD)	282	320
*Operating Margin is a Non-GAAP financial measure. For definitions and reconciliations of Non-GAAP Results, please refer to the exhibit to this press release.

Please refer to our Q1 2019 Investor Presentation for further information about the following terms:
1) “Committed Volumes” means our expected volumes to be sold to customers under binding contracts, non-binding letters of intent, non-binding memorandums of understanding, binding or non-binding term sheets or have been officially selected as the winning provider in a request for proposals or competitive bid process. We cannot assure you if or when we will enter into binding definitive agreements for the sales of volumes under non-binding letters of intent, non-binding memorandums of understanding, non-binding term sheets or based on our selection as the winning provider under a request for proposals or competitive bid process. Some but not all of our contracts contain minimum volume commitments, and our expected volumes to be sold to customers reflected in our “committed volumes” is substantially in excess of such minimum volume commitments.
2) “In Discussion Volumes” or similar words refer to expected volumes to be sold to customers for which (i) we are in active negotiations, (ii) there is a request for proposals or competitive bid process, or (iii) we anticipate a request for proposals or competitive bid process will soon be announced based on our discussions with the potential customer. We cannot assure you if or when we will enter into contracts for sales of additional volumes, the price at which we will be able to sell such volumes, or our costs to purchase, liquefy, deliver and sell such volumes. Some but not all of our contracts contain minimum volume commitments, and our expected sales to customers reflected in our “in discussion volumes” is substantially in excess of potential minimum volume commitments.
3) “In Development” or similar statuses means that we have taken steps and invested money to develop a facility, including procuring land rights and entitlements, negotiating or signing construction contracts, and undertaking active engineering, procurement and construction work. Our development projects are in various phases of progress, and there can be no assurance that we will continue progress on each development as we expect. If we are unable to enter into favorable contracts or to obtain the necessary regulatory and land use approvals on favorable terms, we may not be able to construct and operate these assets as expected, or at all. Additionally, the construction of facilities is inherently subject to the risks of cost overruns and delays
4) “Remaining project cost” and similar terms means the remaining project budget that we estimate the referenced development project or projects will require in order to reach “operational” status or full commercial operations, as of a particular date. References to a particular quarter mean the last day of that quarter and references to a particular date mean that date. Such project cost is an estimate based on our contracts for each development project, negotiations in progress for the work related to such development project, and our experience developing other similar projects.
5) ”First gas” or “operational” means illustrative date on which gas may first be made available to our projects, including our facilities in development. Full commercial operations of such projects will occur later than, and may occur substantially later than, the First LNG or First Gas date. We cannot assure you if or when such projects will reach the date of delivery of the First LNG, delivery of First Gas, or full commercial operations. Actual results could differ materially from the illustration and there can be no assurance we will achieve our goal.
6) Our expected cash flows from operations are based on (i) the volumes of LNG that we aspire to produce, deliver and sell, based on management’s internal estimates of committed and in discussion volume, (ii) an assumed margin on the sale of LNG and (iii) our assumed costs related to shipping, logistics and regasification. Downstream committed project costs include the terminals and facilities we have contractually committed to build downstream of our LNG shipping supply chain, so does not include upstream facilities such as liquefiers.
7) Please note that commercial and industrial customer contracts are the same as the “small scale” customers we refer to in our periodic filings, including our forthcoming report on Form 10-Q.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which will be available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call
New Fortress Energy’s management will host a conference call on Wednesday, May 15, 2019 at 8:30 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Fortress Energy’s website, www.newfortressenergy.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing (866) 953-0778 (from within the U.S.) or (630) 652-5853 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference access code “New Fortress Energy First Quarter Earnings Call”.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available from 11:30 A.M. Eastern Time on Wednesday, May 15, 2019 through 11:30 A.M. Eastern Time on Wednesday, May 22, 2019 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.); please reference access code “7179717”.

About New Fortress Energy LLC
New Fortress Energy (NASDAQ: NFE) is a global energy infrastructure company founded to help accelerate the world’s transition to clean energy. The company funds, builds and operates natural gas infrastructure and logistics to rapidly deliver fully integrated, turnkey energy solutions that enable economic growth, enhance environmental stewardship and transform local industries and communities. New Fortress Energy is majority-owned by a fund managed by an affiliate of Fortress Investment Group.

Non-GAAP Financial Measure
Operating margin is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to (loss) income from operations, net income/(loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, provides a supplemental measure of financial performance of our current liquefaction and regasification operations.  This measure excludes items that have little or no significance on day-to-day performance of our current liquefaction and regasification operations, including our corporate SG&A and other (income) expense.

As operating margin measures our financial performance based on operational factors that management can impact in the short-term and provides an assessment of controllable expenses, items associated with our capital structure and beyond the control of management in the short-term, such as depreciation and amortization, taxation, and interest expense are excluded.  As a result, this supplemental metric affords management the ability to make decisions to facilitate meeting current financial goals as well as achieve optimal financial performance of our current liquefaction and regasification operations.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements.  A reconciliation is provided for the non-GAAP financial measure to our GAAP net income/(loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” including the expected ramp of volumes in our Old Harbour terminal, our expected cash flows (and the underlying committed volumes), our expected funding of downstream committed project costs, and our expectations about downstream committed project costs. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk that our construction or commissioning schedules will take longer than we expect, the risk that our expectations about the price at which we sell LNG, the cost at which we produce, ship and deliver LNG, and the margin that we receive for the LNG that we sell are not in line with our expectations, risks that our operating or other costs will increase and our expected funding of projects may not be possible, and risks that our downstream committed projects costs are greater than we expect so the expected funding of such projects may not be possible. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus included in the registration statement filed with the SEC in connection with the Company’s initial public offering, which could cause its actual results to differ materially from those contained in any forward-looking statement.

Contact IR:
Sara Yakin
ir@newfortressenergy.com

Contact Media:
Jake Suski
press@newfortressenergy.com

Exhibits – Financial Statements

New Fortress Energy LLC
Condensed Consolidated Balance Sheets
As of March 31, 2019 and December 31, 2018
(Unaudited, in thousands of U.S. dollars, except share amounts)

	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$359,450	$78,301
Restricted cash	30	30
Receivables, net of allowances of $727 and $257, respectively	31,647	28,530
Finance leases, net	993	943
Inventory	27,002	15,959
Prepaid expenses and other current assets	12,380	30,017
Total current assets	431,502	153,780

Investment in equity securities	4,552	3,656
Restricted cash	57,521	22,522
Construction in progress	343,963	254,700
Property, plant and equipment, net	102,012	94,040
Finance leases, net	91,910	92,207
Deferred tax asset, net	78	185
Intangibles, net	42,297	43,057
Other non-current assets	42,784	35,255
Total assets	$1,116,619	$699,402

Liabilities
Current liabilities
Term loan facility	$488,331	$272,192
Accounts payable	28,223	43,177
Accrued liabilities	53,921	67,512
Due to affiliates	7,598	4,481
Other current liabilities	16,672	17,393
Total current liabilities	594,745	404,755

Deferred tax liability, net	94	-
Other long-term liabilities	12,378	12,000
Total liabilities	607,217	416,755

Commitments and contingences

Stockholders’ equity
Members’ capital, no par value, 500,000,000 shares authorized, 67,983,095 shares issued and outstanding as of December 31, 2018	-	426,741
Class A shares, 20,837,272 shares, issued and outstanding as of March 31, 2019; 0 shares issued and outstanding as of December 31, 2018	102,265	-
Class B shares, 147,058,824 shares, issued and outstanding as of March 31, 2019; 0 shares issued and outstanding as of December 31, 2018	-	-
Accumulated deficit	(25,571)	(158,423)
Accumulated other comprehensive (loss)	-	(11)
Total stockholders’ equity attributable to NFE	76,694	268,307
Non-controlling interest	432,708	14,340
Total stockholders’ equity	509,402	282,647
Total liabilities and stockholders’ equity	$1,116,619	$699,402

New Fortress Energy LLC
Condensed Consolidated Statements of Operations and Comprehensive Loss
For the three months ended March 31, 2019 and 2018
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenues
Operating revenue	$26,138	$22,263
Other revenue	3,813	3,446

Total revenues	29,951	25,709

Operating expenses
Cost of sales	33,349	20,765
Operations and maintenance	4,499	1,844
Selling, general and administrative	49,749	11,869
Depreciation and amortization	1,691	696

Total operating expenses	89,288	35,174

Operating loss	(59,337)	(9,465)

Interest expense	3,284	1,603
Other (income) expense, net	(2,575)	32

Loss before taxes	(60,046)	(11,100)
Tax expense (benefit)	246	(187)
Net loss	(60,292)	(10,913)
Net loss attributable to non-controlling interest	46,735	-
Net loss attributable to stockholders	$(13,557)	$(10,913)

Net loss per share – basic and diluted	$(0.96)

Weighted average number of shares outstanding – basic and diluted	14,094,534

Other comprehensive loss:
Net loss	$(60,292)	$(10,913)
Unrealized (gain) on available-for-sale investment	-	(929)
Comprehensive loss	(60,292)	(9,984)
Comprehensive loss attributable to non-controlling interest	46,735	-
Comprehensive loss attributable to stockholders	$(13,557)	$(9,984)

New Fortress Energy LLC
Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2019 and 2018
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net loss	$(60,292)	$(10,913)
Adjustments for:
Amortization of deferred financing costs	981	174
Depreciation and amortization	1,849	857
Deferred taxes	201	(193)
Change in value of Investment in equity securities	(896)	-
Equity-based compensation	19,037	-
Other	204	168
(Increase) in receivables	(3,102)	(1,826)
(Increase) in inventories	(11,043)	(5,180)
Decrease (Increase) in other assets	15,684	(7,433)
Increase in accounts payable/accrued liabilities	3,567	5,668
Increase in amounts due to affiliates	3,117	457
(Decrease) Increase in other liabilities	(355)	255
Net cash used in operating activities	(31,048)	(17,966)

Cash flows from investing activities
Capital expenditures	(136,281)	(41,208)
Principal payments received on finance lease, net	284	238
Net cash used in investing activities	(135,997)	(40,970)

Cash flows from financing activities
Proceeds from borrowings of debt	220,000	-
Payment of deferred financing costs	(4,400)	-
Repayment of debt	(1,250)	(1,457)
Proceeds from IPO	274,948	-
Payment of offering costs	(6,105)	-
Capital contributed from Members	-	20,150
Collection of subscription receivable	-	50,000
Net cash provided by financing activities	483,193	68,693

Net increase in cash, cash equivalents and restricted cash	316,148	9,757
Cash, cash equivalents and restricted cash – beginning of period	100,853	118,331
Cash, cash equivalents and restricted cash – end of period	$417,001	$128,088

Supplemental disclosure of non-cash investing and financing activities:
Changes in accrued construction in progress costs and property, plant and equipment	$(32,946)	$5,574

Non-GAAP Measure
(Unaudited, in thousands of U.S. dollars)

We define Non-GAAP operating margin as GAAP net loss, adjusted for selling, general and administrative expense, depreciation and amortization, interest expense, other (income) expense and tax expnse (benefit).

	Three Months Ended March 31,
	2019	2018
Net income/(loss)	$(60,292)	$(10,913)
Add:
Selling, general and administrative	49,749	11,869
Depreciation and amortization	1,691	696
Interest expense	3,284	1,603
Other (income) expense, net	(2,575)	32
Tax expense (benefit)	246	(187)
Non-GAAP operating margin	$(7,897)	$3,100